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                                                                  EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT AUDITORS


THE BOARD OF DIRECTORS AND STOCKHOLDERS
WORTHEN BANKING CORPORATION

We consent to the incorporation by reference in Registration Statement Numbers 33-7733 as amended, 33-68212, 33-68214, 33-68216 and 33-68210 on Forms S-8, of
Worthen Banking Corporation of our report dated February 25, 1994, relating to the consolidated balance sheet of Worthen Banking Corporation and Subsidiaries as of December 31, 1993 and the related consolidated statements of earnings, stockholders' equity and cash flows and related schedule for the year then ended which report appears in the December 31, 1993 Annual Report on Form 10-K of Worthen Banking Corporation.


                                             /s/ KPMG Peat Marwick
                                          ---------------------------
                                               KPMG PEAT MARWICK




Little Rock, Arkansas
March 30, 1994